Exhibit T3A.147

STATE OF NEW HAMPSHIRE

AMENDMENT NO. ONE TO CERTIFICATE OF LIMITED PARTNERSHIP

OF

SEACOAST SHOPPING CENTER LIMITED PARTNERSHIP

Pursuant to the provisions of Section 304-B:9 of the New Hampshire Uniform Limited Partnership Act, the undersigned hereby submits the following Certificate of Amendment:

1.	The name of the Partnership is: SEACOAST SHOPPING CENTER LIMITED PARTNERSHIP.

2.	The date on which the Partnership’s Certificate of Limited Partnership was filed by the New Hampshire Secretary of State is: December 5, 1990.

3.	The Partnership desires to amend its Certificate of Limited Partnership to:

(a)

reflect the conversion of a certain portion of limited partner interests in the Partnership to general partner interests, said conversion being specifically identified in Exhibit “A” attached hereto and made a part hereof; and

(b)

(i) reflect the transfer and assignment of the general partner interests owned by CBL Finance, Inc., CBL & Associates, Inc., Stephen D. Lebovitz and Mark D. Mancuso to CBL & Associates Limited Partnership, a Delaware limited partnership, pursuant to the terms of those certain Assignments of Partnership Interest dated October 24, 1993, between CBL Finance, Inc. and CBL & Associates Limited Partnership (the “Operating Partnership”), between CBL & Associates, Inc. and the Operating Partnership, between Stephen D. Lebovitz and the Operating Partnership, and between Mark D. Mancuso and the Operating Partnership (the “ GP Assignments”), and (ii) reflect the transfer and assignment of the Limited partner interests owned by CBL & Associates, Inc. to CBL & Associates Properties, Inc., a Delaware corporation, pursuant to the terms of that certain Assignment of Partnership Interest dated October 24, 1993, between CBL & Associates, Inc. and CBL & Associates Properties, Inc. (the “ LP Assignments”), the provisions of the GP Assignments and the LP Assignment being incorporated by reference herein.

The names and business addresses of the current partners of the Partnership after the above-referenced assignments are as follows:

General Partner	% Owned
CBL & Associates Limited Partnership	99.9%
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

Limited Partner	% Owned
CBL & Associates Properties, Inc.	0.1%
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

4.    This Certificate of Amendment shall become effective upon the filing by the Secretary of State of the State of New Hampshire.

IN WITNESS WHEREOF, the undersigned, the sole general partner of the Partnership, hereby executes this Certificate of Amendment effective this 22ND day of November, 1993.

GENERAL PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL & Associates Properties, Inc., a Delaware corporation, its general partner

By:	/s/ John N. Foy
Name:	JOHN N. FOY
Title:	VICE PRESIDENT

EXHIBIT “A”

NAME OF LIMITED PARTNER	PRE-CONVERSION INTEREST	INTEREST OWNED FOLLOWING CONVERSION
CBL & Associates, Inc.	74.2% limited partner	74.1% general partner .1% limited partner

Stephen D. Lebovitz	19.8% limited partner	19.8% general partner

Mark D. Mancuso	5% limited partner	5% general partner

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